UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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Chemung Financial Corporation

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CHEMUNG FINANCIAL CORPORATION
One Chemung Canal Plaza
Elmira, New York 14901

Notice of 2007 Annual Meeting of Shareholders
and
Proxy Statement

(THIS PAGE INTENTIONALLY LEFT BLANK)

Subsidiaries: Chemung Canal Trust Company

CFS Group, Inc.

April 2, 2007

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Chemung Financial Corporation to be held at the Holiday Inn Elmira - Riverview, 760 East Water Street, Elmira, New York on Wednesday, May 9, 2007, at 2:00 p.m.

The primary business of the meeting will be to consider and vote upon the election of five directors and to transact any other business that may come before the meeting.

The formal Notice of Annual Meeting and Proxy Statement containing further information pertinent to the business of the meeting are set forth on the following pages. During the meeting, members of management will review the Corporation's operations during the past year and will be available to respond to questions.

Your vote is important no matter how many shares you own. Whether or not you plan to attend the Annual Meeting, please indicate your vote by using the enclosed proxy card or by voting by telephone or via the Internet as soon as possible.

Sincerely,

Ronald M. Bentley
President

CHEMUNG FINANCIAL CORPORATION

One Chemung Canal Plaza
Elmira, New York 14901

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Wednesday, May 9, 2007

To Our Shareholders:

     Notice is hereby given that the 2007 Annual Meeting of the Shareholders of Chemung Financial Corporation will be held at the Holiday Inn Elmira - Riverview, 760 East Water Street, Elmira, New York, on Wednesday, May 9, 2007, at 2:00 p.m., for the following purposes:

1.	To elect five directors for a term of three years expiring in 2010.

2.	To consider and transact such other business as may properly come before the meeting or any adjournment thereof.

     The close of business on March 16, 2007 has been fixed as the record date for the determination of the shareholders entitled to notice of and to vote at the annual meeting.

By Order of the Board of Directors

Jane H. Adamy Secretary

Dated:	April 2, 2007 Elmira, New York

CHEMUNG FINANCIAL CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
MAY 9, 2007

INFORMATION REGARDING THE ANNUAL MEETING

Time and Place of the Meeting

     This proxy statement is being provided in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders (the "Annual Meeting") of Chemung Financial Corporation ("Chemung Financial" or "the Corporation") to be held on Wednesday, May 9, 2007 at 2:00 P.M., at the Holiday Inn Elmira - Riverview, 760 East Water Street, Elmira, New York.

     This Proxy Statement and the accompanying Proxy and Notice of Annual Meeting of Shareholders are being mailed to shareholders on or about April 2, 2007. In the proxy statement, the "Bank" refers to Chemung Canal Trust Company, Chemung Financial's subsidiary bank.

Shareholders Entitled to Vote

     The record date for the meeting is March 16, 2007. Only shareholders of record at the close of business on that date are entitled to notice of and to vote at the meeting.

     On the record date there were 3,533,965 shares of common stock of the Corporation outstanding. Each share of common stock is entitled to one vote on each matter that properly comes before the meeting.

Proxies and Voting Procedures

     Shares represented by properly executed proxies will be voted as directed. If a proxy does not specify how it is to be voted, it will be voted as the Board recommends - that is, FOR the election of the five nominees for director named in the proxy statement. Abstentions are voted neither "for" nor "against," but are counted in the determination of a quorum. The Board of Directors knows of no other business to be brought before the Annual Meeting but if any other matters are properly presented at the meeting for consideration, the persons named as proxies will have discretion to vote on those matters according to their best judgment.

     We are offering three alternative ways to vote your shares:

To Vote by Mail - To vote by mail please sign, date and mail your proxy card in the envelope provided as soon as possible.

To Vote by Telephone - If you wish to vote by telephone, call toll-free 1-800-776-9437 and follow the instructions. Have your proxy card available when you call.

To Vote by Internet - If you wish to use the Internet, you can access the web page at www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when you access the web page.

     The deadline for telephone and Internet voting is 11:59 p.m. Eastern Daylight Time on

May 8, 2007.

     A shareholder may revoke a proxy vote at any time before it is voted by delivering written notice of revocation to the Secretary of the Corporation or by delivering a later dated proxy or by voting in person at the annual meeting.

Required Vote

     There are no cumulative voting rights. Nominees for director will be elected by a plurality of votes cast at the annual meeting by holders of common stock present in person or represented by proxy and entitled to vote on such election. Any other matter requires the affirmative vote of a majority of the votes cast at the meeting, except as otherwise provided in the Corporation's bylaws or Certificate of Incorporation. Only shares affirmatively voted in favor of a nominee will be counted toward the achievement of a plurality. Votes withheld (including broker non-votes) and abstentions are counted as present for the purpose of determining a quorum but are not counted as votes cast.

ELECTION OF DIRECTORS

     The Board is divided into three classes of directors as equal in number as possible, with one class to be elected each year for a term of three years. All the nominees currently serve as directors of the Corporation. The Board is not aware that any nominee named in this proxy statement will be unable or unwilling to accept nomination or election.

     Shareholders will be entitled to elect five directors for a three-year term expiring at the 2010 Annual Meeting of Shareholders, or until their respective successors have been duly elected and qualified. Unless authority to vote for the nominees is withheld, the shares represented by the enclosed proxy card, if properly executed and returned, will be voted FOR the election of the nominees. Should any nominee become unable to serve as a director, the persons named in the proxy to represent shareholders will vote for any nominee, if any, who may be nominated by the Board of Directors.

     The names and ages of persons nominated by the Board of Directors, their principal occupations and business experience for the past five years, and certain other information are set forth below.

Nominees for Director to be elected to serve until the 2010 Annual Meeting
Name of Director	Information Regarding Director

Ronald M. Bentley

Mr. Bentley, age 54, has served as a director since March, 2007. He is currently President and Chief Operating Officer of the Corporation and Bank; formerly President, Retail Banking, NBT Bank (2005-2006); Executive Vice President, Retail Banking and Regional President, NBT Bank (2003). It is expected that Mr. Bentley will serve as President and Chief Executive Officer of the Corporation and Bank beginning April 18, 2007.

Robert H. Dalrymple

Mr. Dalrymple, age 56, has served as a director since 1995. He is Secretary and Vice President of Dalrymple Holding Corporation, parent company for several construction materials and highway construction companies. Mr. Dalrymple is the brother of David J. Dalrymple, also a director of the Corporation.

Clover M. Drinkwater	Ms. Drinkwater, age 60, has served as a director since January 2005. She is a Partner in the law firm of Sayles & Evans.

Ralph H. Meyer

Mr. Meyer, age 67, has served as a director since 1981. He retired on August 1, 1998 as President and Chief Executive Officer of Guthrie Healthcare System, a vertically integrated health care delivery system.

Richard W. Swan	Mr. Swan, age 58, has served as a director since 1984. He is Chairman of the Board of Swan & Sons-Morss Co., Inc., an insurance brokerage agency; formerly President of Swan & Sons-Morss Co.

The Board of Directors recommends a vote "FOR" all nominees.

3

Continuing Directors

     The following information is provided with respect to directors who will continue to serve as directors of the Corporation until the expiration of their terms at the times indicated.

Directors to serve until the 2008 Annual Meeting

Name of Director	Information Regarding Director

Robert E. Agan	Mr. Agan, age 68, has served as a director since 1986. He retired June 1, 2001 as Chairman of the Board and Chief Executive Officer of Hardinge Inc., a worldwide machine tool manufacturer.

Stephen M. Lounsberry III	Mr. Lounsberry, age 53, has served as a director since 1995. He is President of Applied Technology Manufacturing, a manufacturer of machined industrial and railroad component parts.

Thomas K. Meier	Dr. Meier, age 66, has served as a director since 1988. He is President of Elmira College.

Charles M. Streeter, Jr.	Mr. Streeter, age 67, has served as a director since 1979. He retired December 31, 2002 as President of Streeter Associates, Inc., a general building contractor.

Directors to serve until the 2009 Annual Meeting

David J. Dalrymple

Mr. Dalrymple, age 53, has served as a director since 1993, and is currently Chairman of the Board of the Corporation. He is President of Dalrymple Holding Corporation, parent company for several construction materials and highway construction companies. Mr. Dalrymple is the brother of Robert H. Dalrymple, also a director of the Corporation.

William D. Eggers

Mr. Eggers, age 62, has served as a director since 2002. He is Senior Counsel with the law firm of Nixon, Peabody, LLP; formerly Senior Vice President and General Counsel of Corning Incorporated, a diversified manufacturing company.

John F. Potter	Mr. Potter, age 61, has served as a director since 1991. He is President of Seneca Beverage Corporation, a wholesale distributor of beer and water products.

Jan P. Updegraff	Mr. Updegraff, age 64, has served as a director since 1996. He is currently Vice Chairman of the Board and CEO of the Corporation and the Bank, and will continue as CEO until April 18, 2007.

STOCK OWNERSHIP

Stock Ownership of Significant Shareholders, Directors and Executive Officers

     The following table provides certain information regarding the ownership of the outstanding shares of Chemung Financial Corporation as of March 16, 2007, based on information available to the Corporation. Information is included for: 1) owners of more than 5% of the common stock, 2) directors and nominees for directors, 3) named executive officers listed in the Summary Compensa- tion Table and 4) executive officers and directors as a group. Unless otherwise indicated, each of the beneficial owners named below has sole voting and investment authority with respect to the shares listed.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Five Percent Shareholders:

Chemung Canal Trust Company One Chemung Canal Plaza Elmira, NY 14901	458,443	[1]	12.97%

David J. Dalrymple 2105 South Broadway Pine City, NY 14871	642,263	[2,5]	18.17%

Robert H. Dalrymple 2105 South Broadway Pine City, NY 14871	583,146	[3,5]	16.50%

Catherine D. Smith 430 Pine Drive Jackson, WY 83001	465,440	[4,5]	13.17%

Directors, Nominees and Named Executive Officers:

Robert E. Agan	25,027	[6]	*
Clover M. Drinkwater	1,527		*
William D. Eggers	2,497		*
Stephen M. Lounsberry III	28,610	[6]	*
Thomas K. Meier	15,647	[6]	*
Ralph H. Meyer	20,632	[6]	*
John F. Potter	42,875	[6,7]	1.21%
Charles M. Streeter, Jr.	15,638		*
Richard W. Swan	72,704	[8]	2.06%
Jan P. Updegraff	9,626	[9]	*
John R. Battersby, Jr.	2,421	[10]	*
Ronald M. Bentley	1,000		*
5
James E. Corey III	7,507	[9]	*
Melinda A. Sartori	2,322	[11]	*

Chemung Canal Trust Company Profit Sharing, Savings & Investment Plan	155,889	[12]	4.41%

Directors and executive officers as a group (25 persons)	1,010,546	[13]	28.6%

* Unless otherwise noted, less than 1%
[1]

Held by the Bank in various fiduciary capacities, either alone or with others. Includes 39,215 shares held with sole voting and dispositive powers and 419,228 shares held with shared voting power. There are 236,418 shares held with shared dispositive powers. Shares held in a co-fiduciary capacity by the Bank are voted by the co-fiduciary in the same manner as if the co-fiduciary were the sole fiduciary. Shares held by the Bank as sole trustee will be voted by the Bank only if the trust instrument provides for voting of the shares at the direction of the grantor or a beneficiary and the Bank actually receives voting instructions.

[2]

Includes 124,887 shares held directly, 9,450 shares held in trust over which Mr. Dalrymple has voting and dispositive powers, 448,510 shares held by the Dalrymple Family Limited Partnership of which David J. Dalrymple, Robert H. Dalrymple and Catherine D. Smith are general partners, and 59,416 shares held by Dalrymple Holding Corporation, of which David J. Dalrymple and Robert H. Dalrymple are officers, directors and principal shareholders. Excludes 7,176 shares held by Mr. Dalrymple's spouse as to which Mr. Dalrymple disclaims beneficial ownership. See footnote 6.

[3]

Includes 65,229 shares held directly, 9,450 shares held in trust over which Mr. Dalrymple has voting and dispositive powers, 448,510 shares held by the Dalrymple Family Limited Partnership of which David J. Dalrymple, Robert H. Dalrymple and Catherine D. Smith are general partners, and 59,416 shares held by Dalrymple Holding Corporation of which David J. Dalrymple and Robert H. Dalrymple are officers, directors and principal shareholders. Excludes 5,859 shares held by Mr. Dalrymple's spouse as to which Mr. Dalrymple disclaims beneficial ownership. See footnote 6.

[4]

Includes 13,122 shares held directly, 3,808 shares held as custodian for Mrs. Smith's children, 448,510 shares held by Dalrymple Family Limited Partnership of which David J. Dalrymple, Robert H. Dalrymple and Catherine D. Smith are general partners. See footnote 6.

[5]

Excludes 30,230 shares held by Susquehanna Supply Company of which David J. Dalrymple and Robert H. Dalrymple each owns 23.1% of the outstanding common stock. Because of the definition of "beneficial ownership" under Section 13 of the Securities Exchange Act of 1934, David J. Dalrymple, Robert H. Dalrymple and Catherine D. Smith are each listed as beneficial owners of 448,510 of the same shares; David J. Dalrymple and Robert H. Dalrymple are each beneficial owners of 507,926 of the same shares. Without such multiple counting, David J. Dalrymple, Robert H. Dalrymple and Catherine D. Smith's aggregate beneficial ownership would equal 20.2% of the Corporation's outstanding shares.

[6]

Includes shares that Messrs. Agan (19,633), Lounsberry (9,428), Meier (4,752), Meyer (16,311), Potter (16,363) and Streeter (3,660) have credited to their accounts in memorandum unit form under the Corporation's Deferred Directors Fee Plan. The deferred fees held in memorandum unit form will be paid solely in shares of the Corporation's common stock pursuant to the terms of the Plan and the election of the Plan participants. Shares held in memorandum unit form under the Plan have no voting rights.

[7]		Includes 16,166 shares owned by Seneca Beverage Corporation, of which Mr. Potter is an officer, director and principal shareholder.

[8]

Includes 11,700 shares owned by Swan & Sons-Morss Co., Inc., of which Mr. Swan is a director, 33,255 shares held in trusts over which Mr. Swan has voting and dispositive power, and 180 shares held by Mr. Swan as custodian for a minor child. Does not include 4,316 shares held by the others as trustees for a trust of which Mr. Swan is an income beneficiary or 4,474 shares held by Mr. Swan's spouse as to which Mr. Swan disclaims beneficial ownership.

[9]

Includes all shares of common stock of the Corporation held for the benefit of each executive officer by the Bank as trustee of the Bank's Profit Sharing, Savings and Investment Plan. Messrs. Updegraff and Corey have an interest in 8,723 and 6,507 shares held by the Plan, respectively.

[10]

Shares are held for the benefit of Mr. Battersby by the Bank as trustee of the Bank's Profit Sharing, Savings and Investment Plan. Excludes 3,583 shares held by Mr. Battersby's spouse as to which Mr. Battersby disclaims beneficial ownership.

[11]		Shares are held for the benefit of Mrs. Sartori by the Bank as trustee of the Bank's Profit Sharing, Savings and Investment Plan.

[12]

The Plan participants instruct the Bank, as trustee, how to vote these shares. If a participant fails to instruct the voting of the shares, the Bank votes these shares in the same proportion as it votes all of the shares for which it receives voting instructions. Plan participants have dispositive power over these shares subject to certain restrictions.

[13]

Does not include 21,182 shares owned by spouses of certain officers and directors as to which such officers and directors disclaim beneficial ownership. Does not include 507,926 shares included under each of David J. Dalrymple and Robert H. Dalrymple and 465,440 shares under Catherine D. Smith (see footnote 6). Also does not include 74 shares of preferred stock owned by directors, certain officers and their spouses of CCTC Funding Corp., a Real Estate Investment Trust under the Internal Revenue Code and a subsidiary of the Bank.

INFORMATION REGARDING THE BOARD OF DIRECTORS

Board Organization and Operation

     Chemung Financial Corporation is managed under the direction of its Board of Directors (the "Board"). All members of the Board also serve on the Board of Directors of Chemung Canal Trust Company. The Board establishes policies and strategies and regularly monitors the effectiveness of management in carrying out these policies and strategies. Members of the Board are kept informed of the Corporation's business activities through discussions with key members of the management team, by reviewing materials provided to the Board and by participating in meetings of the Board and its committees. Currently, the Board of Directors is composed of thirteen members.

     The Board has determined that Messrs. Agan, Eggers, Lounsberry, Meier, Meyer, Potter, Streeter, Swan and Ms. Drinkwater are "independent" for purposes of Section 10A(3) of the Securities Exchange Act of 1934 and Nasdaq listing standards and that none of said persons have any relationship with the Corporation that would impair their independence as so defined.

     During 2006 the Board of Directors of the Corporation held twelve scheduled meetings. The Board of Directors of the Bank also held twelve meetings in 2006. The Board also regularly holds executive sessions of only those members of the Board who meet current independence standards. With the exception of Dr. Meier, each director attended at least 75% of the total board meetings and meetings of the board committees on which he or she served.

Board Committees

     The committees of the Corporation's Board of Directors are the Executive, Audit, Compensation, and Nominating and Governance. In addition, the Bank has the following committees: Asset/Liability, Loan, Personnel, and Trust and Employee Benefits.

     Executive Committee: The Committee serves in a dual capacity as the Executive Committee for the Corporation and the Bank. The Executive Committee may, during the interval between Board meetings, exercise all of the authority of the Board, except those powers that are expressly reserved to the Board under law or the Corporation's bylaws. Current members of the Committee include Messrs. D. Dalrymple (Chair), Agan, R. Dalrymple, Meier, Swan, Updegraff and Ms. Drinkwater. There were three meetings of the Committee in 2006.

     Audit Committee: The responsibilities of the Audit Committee include the appointment of independent auditors, the pre-approval of all audit services and permitted non-audit services provided to the Corporation by the Corporation's independent auditors, reviews of the independence of the Corporation's independent auditors and reviews of the adequacy of internal accounting and disclosure controls of the Corporation. Current members of the Committee include Messrs. Streeter (Chair), R. Dalrymple, Lounsberry, Meyer, Potter and Swan. Mr. Meyer has been designated by the Board as the Audit Committee's "financial expert" in accordance with applicable law, the Committee having determined that Mr. Meyer meets all required qualifications within the meaning of pertinent regulations. See the report of the Audit Committee on page 19.

     Compensation Committee: The Compensation Committee is responsible for discharging the Board's duties relating to the compensation of the chief executive officer, executive vice presidents and chief auditor. The Committee met three times in 2006. The members of the Compensation Committee are all independent as defined by Rule 4200(a)(15) of the NASD listing standards. Current members of the Compensation Committee include Messrs. Meyer (Chair), Agan, Eggers, Lounsberry and Meier.

     Nominating and Governance Committee: The Nominating and Governance Committee met four times in 2006. Current members are Messrs. Eggers (Chair), Lounsberry, Meyer, Potter, Streeter and Ms. Drinkwater. The members of the Nominating and Governance Committee are all independent as defined by Rule 4200(a) (15) of the NASD listing standards. In general, the Committee oversees the Corporation's corporate governance matters on behalf of the Board and is responsible for the identification and recommendation of individuals qualified to become members of the Board. The Committee's functions include:

●	identifying, evaluating and recommending qualified Director nominees to the Board for shareholder approval;

●	the consideration of shareholder nominees for election to the Board;

●	reviewing the committee structure and making recommendations to the Board for committee membership;

●	recommending corporate governance guidelines to the Board; and

●	recommending to the Board a self-evaluation process.

     The Committee utilizes the following process when identifying and evaluating the individuals that it recommends that the Board of Directors select as director nominees.

●

The Committee reviews the qualifications of any candidates who have been properly recommended or nominated by the shareholders, as well as those candidates who have been identified by management, individual members of the Board of Directors or, if the Committee determines, a search firm.

●	The Committee evaluates the performance and qualifications of individual members of the Board of Directors eligible for re-election at the annual meeting of shareholders.

●

The Committee considers the suitability of each candidate, including the current members of the Board of Directors, in light of the current size and composition of the Board of Directors. In evaluating the suitability of the candidates, the Committee considers many factors including issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and the like. The Committee evaluates such factors, among others, and considers each individual candidate in the context of the current perceived needs of the Board of Directors as a whole.

●	After such review and consideration, the Committee recommends that the Board of Directors select the slate of director nominees.

     It is the policy of the Nominating and Governance Committee to consider both recommendations and nominations for candidates to the Board of Directors from shareholders. Shareholder recommendations for candidates to the Board of Directors must be directed in writing to the Corporate Secretary, One Chemung Canal Plaza, Elmira, New York 14901, and must include:

●	a statement that the writer is a shareholder and is proposing a candidate for consideration by the Nominating and Governance Committee;

●	the qualifications of the candidate and why the candidate is being proposed;

●

the name and address of the shareholder as they appear on the Corporation's books and number of shares of the Corporation's common stock that are beneficially owned by such shareholder (evidence of the shareholder's ownership will be required if the shareholder is not a holder of record);

●

the name, address and contact information for the candidate, and the number of shares of common stock of the Corporation that are owned by the candidate (evidence of the candidate's ownership will be required if the shareholder is not a holder of record);

●	a statement of the candidate's principal occupation or employment;

●	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

●	a statement detailing any relationship between the candidate and the Corporation and between the candidate and any customer, supplier or competitor;

●	detailed information about any relationship or understanding between the proposing shareholder and the candidate; and

●	a statement that the candidate is willing to be nominated and is willing to serve as a director if elected.

     Chemung Financial Corporation's bylaws establish an advance notice procedure with regard to certain matters, including shareholder proposals and director nominations, which are properly brought before an annual meeting of shareholders. To be timely, a shareholder's notice must be delivered to or mailed and received at the Corporation's principal executive offices not less than 120 calendar days prior to the date proxy statements were mailed to shareholders in connection with the previous year's annual meeting of shareholders. In the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's proxy statement, notice by the shareholder to be timely must be so received a reasonable time before the solicitation is made.

     A copy of the Nominating and Governance Committee charter can be viewed at the Corporate Governance link on the Bank's website at www.chemungcanal.com.

     Asset/Liability Committee: The Asset/Liability Committee acts on all questions of policy relating to the oversight of the Bank's investment portfolio and funds management policies. Current members include Messrs. Potter (Chair), D. Dalrymple, Eggers, Lounsberry, Streeter and Updegraff. There were four meetings of the Committee in 2006.

     Loan Committee: The Loan Committee establishes policy for the Bank's lending functions as determined under applicable regulation and/or the bylaws. Current members include Messrs. R. Dalrymple (Chair), Agan, D. Dalrymple, Meyer, Potter, Swan and Updegraff. There were twelve meetings of the Committee in 2006.

     Personnel Committee: The Personnel Committee considers management's recommendations for elections and promotions of officers for proposal to the full Board. The Committee also reviews the Bank's overall compensation and employee benefit programs. Current members include Messrs. Meyer (Chair), Agan, D. Dalrymple, Meier and Swan. There were seven meetings of the Committee in 2006.

     Trust and Employee Benefits Committee: The Trust and Employee Benefit Committee acts on all questions of policy relating to the general conduct of the estate, agency and fiduciary business of the Bank. The Committee also has responsibility for the Bank's benefit plans and reviews the trust and investment policies and performance. Current members include Messrs. Meier (Chair), Eggers, Lounsberry, Streeter, Updegraff and Ms. Drinkwater. There were twelve meetings of the Trust and Employee Benefits Committee in 2006.

Compensation of Non-Employee Directors

     Each non-employee director of the Bank receives an annual retainer of $5,500 and a fee of $300 for each meeting of the Board of Directors and its committees attended. The chair of each committee receives $350 for each committee meeting attended. One fee is paid for attendance at meetings that serve both the Corporation and the Bank. Employee directors receive no cash compensation for services as directors.

     In December 2005, the Compensation Committee recommended and the Board of Directors approved additional compensation to each director payable in shares of the Corporation's common stock in an amount equal to the total amount of cash fees earned by each director during the year, valued as of December 31, and paid in January.

     A Deferred Directors Fee Plan for non-employee directors provides that directors may elect to defer receipt of all or any part of their fees. Deferrals are either credited with interest compound-ed quarterly at the Applicable Federal Rate for short-term debt instruments or converted to units, which appreciate or depreciate, as would an actual share of the Corporation's common stock purchased on the deferral date. Cash deferrals will be paid into an interest bearing account and paid in cash. Units will be paid in shares of common stock.

     The following table sets forth the total compensation paid to each non-employee director for services rendered in 2006.

Director	Fees Earned or Paid in Cash ($)	Stock Awards Earned ($)	Total
Robert E. Agan	$22,400	$22,400	$44,800
David J. Dalrymple	$22,300	$22,300	$44,600
Robert H. Dalrymple	$17,800	$17,800	$35,600
Clover M. Drinkwater	$16,600	$16,600	$33,200
William D. Eggers	$15,550	$15,550	$31,100
Stephen M. Lounsberry III	$18,800	$18,800	$37,600
Thomas K. Meier	$14,300	$14,300	$28,600
Ralph H. Meyer	$24,250	$24,250	$48,500
John F. Potter	$16,450	$16,450	$32,900
Charles M. Streeter, Jr.	$15,600	$15,600	$31,200
Richard W. Swan	$22,000	$22,000	$44,000
Nelson Mooers van den Blink*	$16,500	$16,500	$33,000
*Mrs. van den Blink retired October 31, 2006.

Communicating with the Board

     Shareholders may communicate in writing with the Board of Directors or with individual directors by contacting the Corporation's Corporate Secretary, Jane H. Adamy, One Chemung

Canal Plaza, Elmira, New York 14901. The corporate secretary will relay the question or message to the specific director identified by the shareholder or, if no specific director is requested, to a director selected by the chief executive officer.

Directors Attendance at Annual Meetings

     The Corporation does not have a formal policy regarding attendance by a member of the Board of Directors at the Corporation's annual meeting of shareholders. The Corporation will continue to encourage such attendance. In 2006, twelve directors attended the annual meeting.

Code of Ethics

     The Board of Directors has adopted a Code of Ethics for Senior Financial Officers which applies to Chemung Financial's chief executive officer, the chief auditor and other senior officers performing accounting, auditing, financial management or similar functions. This Code of Ethics supplements a Code of Business Conduct and Ethics, which governs all employees, officers and directors. Both Codes can be viewed at the Corporate Governance link on the home page of the Bank's website at www.chemungcanal.com.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

     Chemung Financial Corporation's compensation philosophy is designed to attract, motivate and retain highly qualified financial services professionals capable of maximizing business performance for the benefit of shareholders. The Board Compensation Committee (the "Committee") believes in a simple, straightforward approach to executive compensation and therefore has limited the number and types of programs used, as discussed below in the Elements of Compensation subsection.

     The Committee's goal is to provide a competitive level of total compensation targeted at the median level, compared to similar financial services companies, that is based upon size and the geographic areas where the Corporation does business. The Committee seeks to meet this goal through a combination of (1) base salary, (2) modest annual incentives, (3) limited long-term incentives, and (4) competitive benefits that reflect actual performance.

     In fulfilling its responsibilities, the Committee reviews recommendations made by the Chief Executive Officer for base salary increases for executive vice presidents, for the metrics, goals and targets to be used in the annual incentive plan for a fiscal year, and for any proposed changes to the peer group against which performance will be measured. The Committee makes determinations on issues within the scope of its authority, and then submits recommendations to the full Board for approval. To assist in its efforts, the Committee engaged the services of Clark Consulting to provide market data on executive compensation from peer company proxies and relevant banking industry surveys.

Benchmarking

     The Committee reviewed market data prepared by the compensation consultant on elements of total compensation developed from published banking industry compensation surveys and proxy statements for industry peer companies.

     The peer group used for comparison purposes in 2006 generally included financial institutions with total assets from $500 million to $1.5 billion, with a focus on banks located in upstate New York and Pennsylvania. Chemung Financial, with over $700 million in assets, is at approximately the 50th percentile of the group in asset size.

     This data provides the Committee with a context within which to determine whether any base salary adjustments should be recommended, whether any revisions to the annual incentive plan's potential payout levels should be considered and whether its approach to long-term incentives remains appropriate.

Elements of Compensation

     Base Salary: Base salary paid to executives is reviewed against market on an annual basis. Base salary levels reflect the Committee's perceived value of the position, both in the context of the market data for similar positions, as well as the individual fulfilling the duties of the position. The Committee also looks at base salary levels in comparison to total compensation.

     For 2006, the Committee reviewed the relevant market data and considered individual performance of the named executive officers of the Corporation and the Bank, and determined that the base salaries should be adjusted as follows:

Name	Title	2005 Base Salary	2006 Base Salary	% of Change
Jan P. Updegraff	Chief Executive Officer	$315,000	$330,000	4.7%
Ronald M. Bentley	President & Chief Operating Officer	N/A	$250,000	N/A
John R. Battersby, Jr.	Executive Vice President, Chief Financial Officer & Treasurer	$114,500	$121,500	6.1%
James E. Corey III	Executive Vice President	$145,661	$152,161	4.5%
Thomas C. Karski	Executive Vice President	$106,500	$111,500	4.7%
Melinda A. Sartori	Executive Vice President	$114,500	$121,500	6.1%

     Annual Compensation: The Board determined in recent years to establish an annual incentive plan in which all employees (with the exception of employees who have sales-based incentives), including the named executive officers, would participate at the same targeted percentage of base salary. For 2006 this target percentage was 2.5% of base salary. This was consistent with the compensation philosophy of simple and straightforward compensation programs. Also, the Board and the Committee determined that larger incentive payouts for executives were not appropriate until the Corporation's performance reached its stated goals.

     For 2006 the incentive plan was designed to pay out the targeted amounts based on attaining a $6,525,000 level of after-tax earnings, before the incentive payout, excluding one-time charges. Performance below the targeted level would result in no payouts. The target was reached in 2006 and the payments made in early 2007.

     The Committee also reviewed other annual metrics recommended by senior management and approved by the Board early in the fiscal year as part of the Corporation's annual business plan and budget. These included both financial and non-financial goals. There was no other incentive compensation granted to named executive officers in 2006.

     Long-Term Stock Based Incentive Compensation: In accordance with its philosophy of keeping the executive compensation program simple and straightforward, there has not been a practice of providing stock-based compensation to executives. The Committee and the Board have also been concerned about significant compensation potentially derived from stock-based compensation that is inconsistent with company performance.

     As part of Mr. Bentley's joining the Corporation in August, 2006 as President and Chief Operating Officer, he was granted 1,000 shares of stock in November 2006, valued at $33,000, and will receive an additional 1,000 shares if employed on August 1, 2007. These shares are fully vested upon receipt. These grants were made principally to replace equity compensation forfeited at his prior employer.

     Mr. Updegraff receives shares for his service as a board director. He does not receive cash compensation for serving on the board. For his 2006 board services he received 569 shares in January, 2007 with a value of $18,732.

     Benefits: The compensation philosophy includes providing an overall level of competitive benefits to the executive officers consistent with its primary target of median total compensation when compared to the peer group. One of the Corporation's principal employee benefit programs is a defined benefit pension plan, with benefits payable based on years of service and final average compensation. The Committee believes this program is appropriate (1) to encourage all employees to stay with the Corporation for many years, and (2) as a part of competitive, total executive compensation.

     The Committee also regularly reviews other benefits and perquisites provided to named executive officers, and believes they are modest. Perquisites for the CEO and the President are disclosed as required in the Summary Compensation Table.

     Post-Termination Compensation: The employment agreement with Mr. Updegraff has a term through March 31, 2008 and includes severance benefits payable through the term of the agreement upon involuntary termination. Employment agreements with similar provisions for other executive vice presidents expired December 31, 2006. These arrangements also had modest levels of salary continuation payouts upon death or disability.

     The Corporation negotiated an arrangement providing severance (benefits of one year's salary upon severance as defined) and change in control payments for Mr. Bentley upon his joining the Corporation in 2006. If Mr. Bentley is terminated following a change in control, a range of different payments would be made, depending on the circumstances, which are more fully described in the Narrative Disclosure section.

$1 Million Pay Deductibility Limit

     Section 162(m) of the Internal Revenue Code of 1986, as amended, prohibits publicly traded companies from taking a tax deduction for compensation in excess of $1 million paid to the chief executive officer or any of its four other most highly compensated executive officers for any fiscal year. Certain "performance-based compensation" is excluded from this $1 million cap. At this time, none of the executive officers' compensation is subject to the deductibility limits.

Conclusion

     The Committee considers the decisions made during 2006 to be consistent with the compensation philosophy as it applies to the named executive officers whose compensation elements are the responsibilities of the Committee.

COMPENSATION COMMITTEE REPORT

     The Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on such review and discussion, recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee:
Ralph H. Meyer, Chairman Robert E. Agan William D. Eggers	Stephen M. Lounsberry III Thomas K. Meier

EXECUTIVE OFFICERS

     The following sets forth certain information regarding the named executive officers of the Corporation and the Bank.

Name	Age	Position

Jan P. Updegraff	64	Chief Executive Officer of the Corporation and the Bank (1998); formerly President and Chief Operating Officer of the Corporation and the Bank (1996).
Ronald M. Bentley	54	President and Chief Operating Officer of the Corporation and the Bank (2006).
James E. Corey III	60	Vice President of the Corporation (1993) and Executive Vice President of the Bank (1998); formerly Senior Vice President of the Bank (1993).

John R. Battersby, Jr.	56	CFO & Treasurer of the Corporation and Executive Vice President, CFO & Treasurer of the Bank (2004); formerly Senior Vice President of the Bank (1998).
Melinda A. Sartori	49	Executive Vice President of the Bank (2002); formerly Senior Vice President of the Bank (1999) and Vice President of the Bank (1997).

EXECUTIVE COMPENSATION

     The following tables contain certain compensation information for the Chief Executive Officer, the Chief Financial Officer, and the four most highly compensated executive officers as of December 31, 2006 ("named executive officers").

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Stock Awards ($) (3)	Non-Equity Incentive Plan Compensation	Change in Pension Value (4)	All Other Compensation ($) (5)	Total ($)
Jan P. Updegraff Chief Executive Officer	2006	$329,423	$18,732	$8,236	$146,016	$18,911	$521,318
Ronald M. Bentley (1) President & Chief Operating Officer	2006	$96,154	$33,000	$2,404		$13,756	$145,314
John R. Battersby, Jr. Executive Vice President, CFO & Treasurer	2006	$118,808		$2,970	$24,085	$3,564	$149,427
James E. Corey III Executive Vice President	2006	$151,911		$3,798	$41,485	$4,557	$201,751
Thomas C. Karski (2) Executive Vice President	2006	$131,892		$3,297	$57,600	$3,957	$196,746
Melinda A. Sartori Executive Vice President	2006	$121,231		$3,031	$14,650	$3,637	$142,549
(1) Mr. Bentley joined the Corporation on August 1, 2006. His annual rate of salary was $250,000 for 2006.
(2) Mr. Karski retired from the Bank on December 31, 2006.

(3)     The amount shown in this column represents the accounting expense recognized by the Corporation in fiscal year 2006. In accordance with Statement of Financial Accounting Standards No. 123(R), Share-Based Payment ("FAS 123R"). The awards to
       Mr. Updegraff and Mr. Bentley were fully vested upon grant and the Corporation fully expensed these amounts in fiscal year
       2006.

(4)    The amounts shown represent the aggregate change, from December 31, 2005 to December 31, 2006, in the present value of the named executive officers' accumulated pension benefit from the Chemung Canal Trust Company Pension Plan and, for Mr.

       Updegraff, from the Chemung Canal Trust Company Executive Supplemental Retirement Plan. The present value of the accumulated benefit and a detailed discussion of the plans are presented in the Pension Benefits Table and related narrative.

(5)     The amounts shown for Mr. Battersby, Mr. Corey, Mr. Karski and Mrs. Sartori represent the matching contributions made by the Bank to the 401(k) plan. For Mr. Updegraff, the amount shown includes the 401(k) contributions (equal to $5,840) and the total incremental cost to the Bank for perquisites totaling $13,071 shown in the table below. For Mr. Bentley, the amount shown represents the total incremental cost to the Bank for perquisites totaling $13,756 shown in the table below.

Name	Year	Automobile	Club Memberships	Supplemental Short-term Disability Insurance	Supplemental Long-term Disability Insurance	Relocation Expenses	Total All Other Compensation
Jan P. Updegraff	2006	$3,975	$5,089	$2,436	$1,571		$13,071
Ronald M. Bentley	2006	$943	$3,138	$736	$215	$8,724	$13,756

Grants of Plan-Based Awards in 2006
Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#) (2)	All Other Option Awards: Number of Securities of Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Closing Market Price for Date of Option Awards	Full Grant Date Fair Value of Stock Awards
		Threshold ($)	Median ($)	Target ($)	Maximum ($)	Threshold ($)	Median ($)	Target ($)
Jan P. Updegraff	1/17/2007 (1)								569				$18,732
Ronald M. Bentley	11/1/2006								1000				$33,000

(1)   This grant was based on services rendered as a member of the Board of Directors during 2006. Under this arrangement an award is made to the chief executive officer shortly after the year has ended in an amount equal to the average base compensation received by non-employee directors of the Board during 2006.

(2)   The award for Mr. Updegraff is described in footnote (1). The grant for Mr. Bentley was part of the terms of his joining the company and was made principally to reflect equity compensation forfeited at his prior employer.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

     Chemung Canal Trust Company, a subsidiary of the Corporation, entered into an employment agreement with Mr. Updegraff in November, 2000 that provided for an initial term that ended December 31, 2004. The term has been extended, most recently in November, 2006 until March 31, 2008. Under the extension, Mr. Updegraff's title until April 18, 2007 will be Vice Chairman and Chief Executive Officer and thereafter, until March 31, 2008, his title will be Vice Chairman.

     Chemung Canal Trust Company entered into similar employment contracts with Mr. Battersby, Mr. Corey, Mr. Karski and Mrs. Sartori in November 2000. These were last extended in 2003 and expired, under the provisions of the contracts, December 31, 2006.

     The Corporation employed Mr. Bentley effective August 1, 2006 as its President and Chief Operating Officer. The terms of Mr. Bentley's employment include the position of President & Chief Executive Officer pending Board approval on April 18, 2007 with an increase in base salary to $310,000. Also included is the stock grant described in the Summery Compensation Table, a signing bonus of $40,000 paid in February 2007 and an additional grant of 1000 shares of stock to be awarded in August 2007.

     Chemung Canal Trust Company entered into a Severance Agreement and a Change of Control Agreement with Mr. Bentley upon the commencement of his employment. Under the Severance Agreement, if Mr. Bentley is terminated without cause or resigns for good reason as defined, the Bank shall pay to him his salary for one year and he will remain covered under the employee benefit programs generally provided to employees.

     Under the Change of Control Agreement, if Mr. Bentley's employment is terminated (a) within twenty-four months following a change of control without cause or by him for good reason, or (b) by him for any reason within twelve months of the change of control, then the Bank shall provide payments and benefits as follows: (a) 2.99 times highest annual base salary and bonus paid for any of the two calendar years ending with the year of termination, (b) continuation of employee benefit plans for three years, and (c) cash payments equal to the value of the current year, plus two additional years of contributions to the Bank's retirement plans, (d) the value of full vesting in the retirement plans if he is not yet vested at termination, and (e) a tax gross-up payment if necessary.

     Under the Change of Control Agreement, if Mr. Bentley terminates his employment after twelve months following a change of control, then the Bank shall provide payments and benefits as follows: (a) one times highest annual base salary and bonus paid for any of the two calendar years ending with the year of termination, (b) continuation of employee benefits programs for a one year period after date of termination, (c) cash payments equal to the value of the current year plus one additional year of contributions to the Bank's retirement plans.

     Notwithstanding the payments and benefits described in the two paragraphs directly above, the total present value of payments and benefits paid to Mr. Bentley under the Change of Control Agreement will not exceed 2.99 times the Base Amount, defined under the Internal Revenue Code section that governs severance payments to executives following a change of control (generally, the Base Amount is the average of taxable compensation to an individual over a five year period), thereby eliminating any potential excise taxes for excess parachute payments under the Code.

Stock Vested During 2006

     The following table sets forth certain information concerning shares acquired during 2006 relative to the grant of fully vested share awards to named executive officers.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jan P. Updegraff (1)	569	$18,732
Ronald M. Bentley	1,000	$33,000
(1) These shares were awarded on January 17, 2007 for services performed in 2006 as a member of the Board of Directors.

Pension Benefits

     Chemung Canal Trust Company Pension Plan: Messrs. Updegraff, Bentley, Corey, Karski, Battersby and Mrs. Sartori are participants in the Chemung Canal Trust Company Pension Plan, a non-contributory defined benefit pension plan. This plan covers all employees who have reached their 21st birthday.

     Under the plan, pension benefits are based upon final average annual compensation where annual compensation is total base earnings paid plus 401(k) salary deferrals. Bonuses, overtime, commissions and dividends are excluded. The normal retirement benefit equals 1.2% of final average compensation (highest consecutive five years of annual compensation in the prior 10 years) times years of service (up to a maximum of 25 years) plus 1% of average monthly compensation for each additional year of service (up to a maximum of 35 years). Compensation for purposes of determining benefits under the pension plan was limited to $220,000 for 2006. Lower limits applied in earlier years. The compensation limit is increased annually by inflation. The 2007 compensation limit is $225,000.

     Normal retirement age under the plan is 65. Participants may commence their retirement benefit prior to age 65 if they have at least five years of service and have attained age 55. The retirement benefit payable before age 65 is reduced to recognize the greater number of years during which the participant will receive the retirement benefit. The reduction is 6 2/3% for each year between age 60 and 65 that the benefit commences prior to the age of 65. The reduction prior to age 60, if the benefit commences between age 55 and 60, is 5.33% per year.

     A participant may elect a form of annuity payment other than a monthly benefit payable during the participant's lifetime. These optional forms of payment are equal in value.

     The retirement income plan is a "qualified plan" under the code and therefore must be funded. Contributions are deposited to the plan and held in trust. The plan assets may only be used to pay retirement benefits and eligible plan expenses.

     Chemung Canal Trust Company Executive Supplemental Pension Plan: As described above, U.S. laws place limitations on compensation amounts that may be included under the pension plan. The executive supplemental pension plan is provided to executives in order to produce total retirement benefits, as a percentage of compensation, that is comparable to employees whose compensation is not restricted by the annual compensation limit. Pension amounts based upon the pension plan formula, which exceed the applicable limitations, will be paid under the executive supplemental pension plan.

     The executive supplemental pension plan is a "non-qualified plan" under the code. Contributions to the plan are not held in trust; therefore, they may be subject to the claims of creditors in the event of bankruptcy or insolvency. When payments come due under the plan, cash is distributed from general assets.

     Executives Eligible for Early Retirement: As of December 31, 2006, all of the named executive officers, except for Mr. Bentley and Mrs. Sartori, have reached age 55 and have completed 5 years of service to be eligible for early retirement.

Pension Benefits Table
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit (1) ($)
Jan P. Updegraff	Chemung Canal Trust Company Pension Plan Chemung Canal Trust Company Executive Supplemental Pension Plan Total	37 37	$1,121,433 $555,790 $1,677,223
Ronald M. Bentley	Chemung Canal Trust Company Pension Plan	0	$0
John R. Battersby, Jr.	Chemung Canal Trust Company Pension Plan	18	$160,134
James E. Corey III	Chemung Canal Trust Company Pension Plan	19	$305,516
Thomas C. Karski (2)	Chemung Canal Trust Company Pension Plan	42	$420,403
Melinda A. Sartori	Chemung Canal Trust Company Pension Plan	12	$75,538

(1)   The accumulated benefit is the benefit to which the executive would be entitled had they terminated employment on December 31, 2006 and elected to commence their benefit at the earliest age at which they would receive an unreduced benefit, payable as a monthly benefit for as long as the executive lived. The expected benefit payments are discounted using interest and mortality assumptions to produce the present value of the accumulated benefit as of
       December 31, 2006. The assumed interest rate is 6.00% and the mortality assumption is based upon the 1994 Group Annuity Mortality Table for men and women.

(2)    Mr. Karski retired December 31, 2006.

Potential Payments upon Termination of Employment or Change in Control

     The following paragraphs summarize the estimated amounts to be paid or provided to each of the named executive officers under each contract, plan, agreement or arrangement in connection with termination of employment including resignation, retirement, disability, death, involuntary termination, or change in control.

     As described in the Narrative Disclosure to the Summary Compensation Table, Mr. Updegraff is covered under an employment contract with a term that expires March 31, 2008. Upon involuntary termination without cause, Mr. Updegraff would receive his salary through the term, a total amount equal to $412,500, and medical benefits with a value of $17,269. Termination as a result of disability results in salary continuation (net of disability benefits under employee disability programs) for twelve months and executive supplemental disability benefits that continue until the earlier of recovery, death or June 30, 2011, with a present value equal to $157,354 (based on a 6% interest rate). Termination as a result of death results in salary continuation for six months equal to $165,000. In addition, upon termination, he would receive (a) his pension plan benefits accumulated through December 31, 2006 as presented in the Pension Benefits Table, and (b) retiree medical benefits until age 65 with a value of $17,269.

     As described in the Narrative Disclosure to the Summary Compensation Table, Mr. Bentley is covered under a Severance Agreement and a Change of Control Agreement. Under the Severance Agreement, if terminated involuntarily without cause, he would receive one year's salary equal to $250,000 and employee benefits for one year with a value of $8,463. Under the Change of Control Agreement, Mr. Bentley would receive a number of payments and benefits under different circumstances, as described in the Narrative. Under the scenarios where (a) within twenty-four months following a change of control there is a termination involuntarily without cause or by him for good reason, or (b) there is a termination by him for any reason within twelve months of the change of control, Mr. Bentley will receive a total of $1,166,275 comprised of cash severance of $747,500, a present value of employee and retirement plan benefits of $103,076, and a tax gross-up payment of $315,699. Under the scenario where he terminates voluntarily more than twelve months after a change of control, his payments would total $290,553 comprised of cash severance of $250,000 and a present value of employee and retirement plan benefits of $40,553.

     Under the Corporation's executive supplemental disability benefit program Mr. Bentley, if terminated due to disability, would receive benefits that would continue until the earlier of recovery, death or age 67 with a present value of $257,635.

     As described in the Narrative Disclosure to the Summary Compensation Table, Mr. Battersby, Mr. Corey, Mr. Karski and Mrs. Sartori were covered under employment contracts that expired December 31, 2006.

RELATED MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act of 1934 requires directors and certain officers of Chemung Financial and persons who beneficially own more than ten percent of the outstanding shares of Chemung Financial's common stock to file reports of beneficial ownership and changes of beneficial ownership of shares of common stock with the Securities and Exchange Commission. SEC regulations require such persons to furnish the Corporation with copies of all Section 16(a) reports they file. Based solely on review of the copies of such reports furnished to Chemung Financial and its representatives and certain representations that no other reports were required, all persons subject to the SEC reporting requirements filed the required reports on a timely basis.

Certain Transactions with Executive Officers and Directors

     A number of Chemung Financial's directors, members of executive management and their associates are customers of Chemung Canal Trust Company. Any extensions of credit made to them are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with others and do not involve more than normal risk of collectibility or present other unfavorable features.

Solicitation of Proxies

     The cost of soliciting proxies will be borne by the Corporation. In addition to solicitations by mail, some of the directors, officers or employees of the Corporation may conduct solicitations in person or by telephone or other appropriate means without remuneration. The Corporation may also request nominees, brokerage houses, custodians and fiduciaries to forward soliciting material to beneficial owners of stock and will reimburse such intermediaries for their reasonable expenses in forwarding proxy materials.

Shareholder Proposals

     Shareholders who desire to present proposals at the 2008 Annual Meeting of Shareholders must forward them in writing to the Corporate Secretary of Chemung Financial Corporation, One Chemung Canal Plaza, Elmira, New York 14901, so they are received no later than December 3, 2007, in order to be considered for inclusion in the Corporation's proxy statement for such meeting. Such proposals must comply with the Securities and Exchange Commission's regulation regarding the inclusion of shareholder proposals in proxy materials.

AUDIT COMMITTEE REPORT

     In accordance with its written charter adopted by the Board of Directors, the Chemung Financial Corporation's Audit Committee ("Committee") assists the Board in fulfilling its oversight responsibilities for the integrity of the Corporation's financial statements, systems of internal accounting and financial controls, compliance with legal and regulatory requirements and the independent auditor's qualifications, independence and performance as well as the performance of its internal audit function. The Committee is comprised of six directors, the majority of whom the Board has determined to be "independent." Six meetings of the Committee were held during 2006. The charter was revised in May 2006 and is attached to this proxy statement as Appendix A. The charter can also be viewed on the Bank's website at www.chemungcanal.com

     On March 8, 2007 the Audit Committee appointed Crowe Chizek and Company LLC as the Corporation's independent auditors for the fiscal year ending December 31, 2007. Prior to 2006, KPMG LLP served as the Company's independent auditors.

     The Committee has reviewed and discussed with management and the independent auditors, Crowe Chizek, the Corporation's audited consolidated financial statements for the year ended December 31, 2006. As required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, the Committee has obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Corporation. It also discussed the quality and adequacy of the Corporation's internal controls with management and the independent auditors. In addition, the Committee also reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.

     The Committee discussed and reviewed with the independent auditors all communications required by Statement on Auditing Standards No. 61, Communications with Audit Committees, and has discussed and reviewed the results of the independent auditors' examination of the financial statements.

     Based upon the above-mentioned reviews and discussions with management and Crowe Chizek, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Chemung Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 2006 to be filed with the Securities and Exchange Commission. A representative of Crowe Chizek is expected to be present at the Annual Meeting.

The Audit Committee:

Charles M. Streeter, Jr., Chairman Robert H. Dalrymple Stephen M. Lounsberry III	Ralph H. Meyer John F. Potter Richard W. Swan

Fees for Professional Services Rendered by Independent Auditors

     Fees billed by Crowe Chizek relating to the 2006 fiscal year and by KPMG LLP relating to the 2005 fiscal year are provided in the following table. All services provided by Crowe Chizek in 2006 were pre-approved by the Audit Committee.

Type of Service	Fiscal Years Ended December 31,
	2005	2006
Audit Fees	235,500	175,000
Audit-Related Fees	11,500	9,750
Tax Fees	32,545	0
All Other Fees	0	42,214
Total Fees	279,545	226,964

     The audit fees were for professional services rendered for the audit of the Corporation's annual financial statements, management's report on internal control over financial reporting and review of financial statements included in the Corporation's Quarterly Reports on Form 10-Q, and services that are normally provided by Crowe Chizek in connection with statutory and regulatory filings or engagements.

     Audit-related fees for 2006 were for professional services rendered for the audit of the Corporation's student loan FFEL Program as required by the U.S. Department of Education. The audit-related fees for 2005 were for professional services relate to the review of the 2004 audit work papers by the Federal regulator during 2005, review of Form 8-K and the issuance of an 8-K Response Letter to the SEC.

     The tax fees were for professional service rendered by KPMG LLP for the review of the 2005 tax returns, tax compliance and tax advice.

     The "Other Fees" billed to the Corporation by Crowe Chizek for 2006 include compliance consulting engagements relating to employee benefit plans managed by the Bank, software licenses and training related to audit software.

Audit Committee Pre-Approval Policies and Procedures

     The Audit Committee pre-approves the audit and permissible non-audit services provided by the independent auditors. These services may include audit services, non-audit services, audit-related services, tax services and other services. The independent auditor and management periodically report to the Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date. The Committee may also pre-approve additional services on a case-by-case basis. In the period between meetings of the Audit Committee, the Committee Chair or a delegated sub-committee is authorized to pre-approve such services on behalf of the Committee provided that such pre-approval is ratified by the Audit Committee at its next regularly scheduled meeting.

OTHER MATTERS

     The Board of Directors know of no other matters to be presented to the annual meeting other than as specified above. If, however, any other matters should come before the 2007 Annual Meeting, it is intended that the persons named in the enclosed proxy, or their substitutes, will vote such proxy in accordance with their best judgment on such matters.

     Chemung Financial Corporation's 2006 Annual Report to Shareholders on form 10-K, together with an abbreviated report for the twelve-month period accompanies this proxy statement, which was mailed to shareholders on or about April 2, 2007.

     Any shareholder may obtain a copy of Chemung Financial Corporation's 2006 Annual Report on Form 10-K filed with the Securities and Exchange Commission without charge. To obtain a copy, write to: Jane H. Adamy, Corporate Secretary, One Chemung Canal Plaza, Elmira, New York 14901, or e-mail the request to the Bank's website at www.chemungcanal.com. In addition, the Annual Report on Form 10-K is available at the SEC's website at www.sec.gov.

By Order of the Board of Directors,

Jane H. Adamy Secretary

Date:	April 2, 2007 One Chemung Canal Plaza Elmira, New York 14901 www.chemungcanal.com

APPENDIX A

CHEMUNG FINANCIAL CORPORATION

AUDIT COMMITTEE CHARTER

(Approved by Audit Committee - May 3, 2006)
I.	Purpose

The Audit Committee (the "Committee") is established by the Board of Directors to assist the Board in fulfilling its oversight responsibilities over Chemung Financial Corporation and its wholly owned subsidiaries (hereinafter collectively referred to as the "Corporation") in their accounting and financial reporting processes and the audits of the financial statements of the Corporation. The Committee's primary functions are to:

●	Monitor the integrity of the Corporation's financial statements, financial reporting process and systems of internal controls regarding financial reporting.
●	Monitor performance of the Corporation's Internal Audit Department and independent auditors, and oversee the Corporation's system of disclosure controls and internal controls.
●

Be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged by the Corporation (including resolution of disagreements between management and the auditor regarding financial reporting) for the purposes of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Corporation.

●	Review such other policies, procedures and activities of the Corporation as may be directed by the Board of Directors.
●

The independent auditors and persons performing the internal audit function are ultimately accountable to the Committee, in its capacity as a committee of the Board of Directors, and to the full Board of Directors. While the Committee has the oversight responsibilities set forth in this Charter and the Corporation's Certificate of Incorporation, as amended (the "Certificate of Incorporation") and Bylaws (the "Bylaws"), it is not the responsibility of the Committee to plan or conduct audits, to implement internal controls, or to determine or certify that the Corporation's financial statements are complete and accurate or are in compliance with generally accepted accounting principles. These matters and tasks are the responsibility of the Corporation's management or the independent auditors. Likewise, it is the responsibility of the Corporation's management or the independent auditors to bring appropriate matters to the attention of the Committee, and to keep the Committee informed of matters which the Corporation's management or the independent auditors believe require attention, guidance, resolution or other actions. While it is not the duty of the Committee to conduct investigations or to assure compliance with applicable laws, rules and regulations, the Committee may take such actions with respect to such matters as it deems necessary or advisable in fulfilling its duties identified in this Charter.

28

●

To the fullest extent permissible under applicable law, each member of the Committee is entitled to rely in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Committee by any of the Corporation's officers, employees, committees, the independent auditors, persons performing the internal audit function or any other person as to matters the member reasonably believes are within such other person's professional or expert competence.

II.	Committee Membership

The Board Nominating and Governance Committee will recommend Committee members and the Committee Chairperson for appointment by the Board of Directors. The Committee shall consist of at least three directors, each of whom shall be independent of management and the Corporation, and shall meet the independence requirements under applicable rules of the Securities and Exchange Commission ("SEC"), the Federal Deposit Insurance Corporation ("FDIC") and the Nasdaq Stock Market or any other national securities exchange on which the securities of the Corporation are then listed (the "Relevant Stock Market"). All Committee members shall meet the financial literacy requirements of the rules and regulations of the FDIC, the Relevant Stock Market and any other applicable rules and regulations within a reasonable period of time after such member's appointment. At least one member shall be qualified and designated as the "Audit Committee financial expert," within the meaning of Section 407 of the Sarbanes-Oxley Act of 2002 and the rules of the SEC there under.

III.	Meetings

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of each meeting, the Committee shall meet privately (without management present) with the independent auditors and the Chief Auditor of the Internal Audit Department, and shall also meet periodically in executive session. The Committee may ask members of management or others to attend meetings and provide pertinent information, as necessary. Meeting agendas will be prepared and provided in advance to members, along with appropriate briefing materials. The Committee may delegate authority to the Committee Chairperson or subcommittees, including the authority to pre-approve all auditing and permitted non-audit services, provided that such decisions are presented for approval to the full Committee at its next scheduled meeting.

IV.	Responsibilities and Duties

In carrying out its oversight purposes, the Committee shall have the following duties, responsibilities and authority

Financial Statements

The Committee shall:
●	Review significant accounting and reporting issues and their impact on the financial statements. These issues include:
-	Complex or unusual transactions and highly judgmental areas
29

-	Major issues regarding accounting principles and financial statement presentations, including any significant changes in the Corporation's selection or application of accounting principles
-	The effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation
●

Review analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, as well as reports from the independent auditors regarding critical accounting policies and practices used by the Corporation, any significant alternative treatments of financial information within generally accepted accounting principles (GAAP) that have been discussed with management of the Corporation, and the treatment preferred by the independent auditors, and other material written communications between the independent auditors and management, including the attestation on management's internal control report, any management letter and schedule of unadjusted audit differences.

●

Review with management and the independent auditors the results of the annual audit and any other required communications from the independent auditors, including any difficulties encountered. This review will include any restrictions on the scope of the independent auditors' activities or on access to requested information, and any significant disagreements with management.

●

Review the Corporation's annual audited financial statements and quarterly financial statements with management and the independent auditors, including the Corporation's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," prior to filing or distribution. Based on such reviews and discussions, the Committee shall advise the Board whether it recommends that the audited financial statements be included in the Corporation's SEC Form 10-K to be filed with the SEC.

●

Review required written certifications made by the CEO and CFO during the Forms 10-K and 10-Q certification process that they have disclosed to the Committee all significant deficiencies in the design or operation of internal controls or any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation's internal controls and assure that the Corporation maintains a system of disclosure controls and procedures that is capable of producing timely, accurate and reliable disclosure, which the CEO and CFO must evaluate and certify.

●

At least quarterly, discuss with management and the independent auditors earnings press releases, as well as the nature of financial information and earnings guidance provided to analysts and rating agencies. The Committee may delegate this responsibility to one or more members of the Committee.

Internal Control

The Committee shall:
●

In consultation with management, the independent auditors and the Chief Auditor, consider the adequacy and effectiveness of the Corporation's financial reporting process and controls, including information technology security and control, and if applicable, compliance with legal requirements.

30

●

Understand the scope of Internal Audit and independent auditors' review of internal control over financial reporting. Review significant findings, conclusions and recommendations prepared by the independent auditors and the internal auditing department together with management's responses.

Independent Auditors

The Committee shall:

●

Be directly responsible, and have the sole authority, for the appointment of the independent auditors to be retained by the Corporation, approve the compensation of the independent auditors, be directly responsible for oversight of the work of the independent auditors for the purpose of preparing or issuing an audit report, or related work, and have the sole authority for the discharge or replacement of the independent auditors. The Committee will approve, in advance, the provision by the independent auditors of all services whether or not related to the audit. The Committee may also establish pre-approval policies and procedures with respect to the approval of audit or non-audit services consistent with applicable laws, rules and regulations and the requirements of the Relevant Stock Market. In that connection, the Committee may delegate to a Committee member the authority to pre-approve certain auditing services and non-audit services, subject to ratification at the next regularly scheduled meeting of the Committee. The pre-approval policy and procedures shall be described in the Corporation's annual meeting proxy statement. The Corporation shall provide for appropriate funding, as determined by the Committee, for payment of (a) compensation to the independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation, (b) compensation to any advisers employed by the Committee, and (c) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out the Committee's duties.

●

Review the qualifications, independence and performance of the independent auditors. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors, and shall report directly to the Committee. On an annual basis, the Committee shall review and discuss with the independent auditors their formal written statement describing all relationships between the Corporation and auditors, and attesting to the auditor's independence and other matters as required by applicable law.

●

Review the information required by Statement on Auditing Standards (SAS) 61 on an annual basis with the independent auditors. Request that the independent auditors review, in accordance with SAS 100, the SEC Form 10-Q, prior to its filing, update any material changes in SAS 61 information, and communicate such updates to SAS 61 to the Committee, on a quarterly basis.

●

At least annually, obtain and review reports from the independent auditors describing: (i) the independent auditors' internal control procedures; (ii) any material issues concerning the independent auditors' internal control matters raised in the most recent independent internal quality-control review, or peer review report; and (iii) material issues concerning audits conducted by the independent auditors within the past five (5) years raised by a governmental or professional authority, and the firm's actions to address all of the foregoing matters.

●	Ensure the rotation of the lead partner every five (5) years and other audit partners every seven (7) years, and consider whether there should be regular rotation of the audit firm itself.

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Internal Audit Department

The Committee shall:
●

Review with management and the Chief Auditor, the internal audit function of the Corporation, including its audit charter, staffing, adequacy of its resources and qualifications, performance and effectiveness, including compliance with The Institute of Internal Auditors' Standards for the Professional Practice of Internal Auditing.

●

Review the performance of the Chief Auditor of the Internal Audit Department on an annual basis. The Chairperson of the Audit Committee shall participate in the annual performance evaluation of the Chief Auditor, including compensation decisions.

●

Review the annual Internal Audit program, changes in the program, and coordination of such program with the independent auditors. No less than quarterly, the Committee shall be provided a summary of completed internal audits, including material findings, and a progress report on the proposed Internal Audit program.

Compliance with Laws and Regulations

The Committee shall:
●

Review compliance programs and procedures that provide for the Corporation's compliance with the appropriate State and Federal Laws and Regulations, including the Bank Secrecy Act (BSA), Trust Regulation 9 and the Corporation's Code of Business Conduct and Ethics, by meeting with the Compliance/BSA Officer, and the Trust Risk Manager/Compliance Officer at least annually, and receiving such reports as the Committee shall periodically require.

●	Review the findings of any examinations by regulatory agencies, and periodically monitor the status of any corrective actions.
●

Establish and ensure that procedures are in place for: (i) the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and (ii) the submission by employees of the Corporation, on a confidential and anonymous basis, of communications involving any concerns regarding accounting or auditing matters.

Reporting Responsibilities

The Committee shall:
●

Maintain minutes of meetings and regularly report to the Board of Directors on significant results of the activities and issues that arise with respect to the quality or integrity of the Corporation's financial statements, the Corporation's compliance with legal or regulatory requirements, the performance and independence of the Corporation's independent auditors, and the performance of the Internal Audit Department.

●

Annually prepare a report to shareholders as required by the Securities and Exchange Commission. This report shall describe the Committee's composition, responsibilities and how they were discharged, and any other information required by rule, including approval of non-audit services. The report shall be included in the Corporation's annual proxy statement.

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Other Audit Committee Responsibilities

The Committee shall:
●

Meet at least annually with the Loan Review Officer, in order to receive this department's report of loans reviewed, the evaluation of the adequacy of the Corporation's allowance for loan losses, its listing of classified loans, and the analysis of impaired loans and their reserve allocation. On a quarterly basis, the Loan Review Officer shall provide the Committee with a report summarizing this department's activity for the prior quarter, a current evaluation of the allowance for loan losses, and a summary of the Corporation's asset quality.

●

At least annually, meet with the Information Systems Security Manager in order to review the Information Security Program and determine whether adequate procedures are in place to monitor the Corporation's compliance with the Information Security Policy adopted by the Board of Directors. On a semi-annual basis, the Committee shall receive a report from the Information Systems Security Manager summarizing the Information Security Program activities.

●	Discuss with management the Corporation's major policies with respect to risk assessment and risk management.
●

To the extent not otherwise reviewed by a committee of independent directors, review related party transactions for potential conflict of interest situations, and provide approval to the extent the Committee shall deem appropriate in its judgment, when the transaction (or series of similar transactions) exceeds $60,000 and a director (or nominee) or executive officer, or a 5% security holder, or a member of the immediate family of any of these persons, has a direct or indirect material interest.

●

At least annually, review and reassess the adequacy of this Charter, and submit it to the Board of Directors for its approval. This document shall be published in the Corporation's annual proxy at least every three (3) years in accordance with SEC regulations.

●	Evaluate the Committee's performance at least annually.

General Powers:

The Committee may:
●

Retain, at such times and on such terms as the Committee determines in its sole discretion and at the Corporation's expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

●	Seek any information it requires from officers or employees of the Corporation, all of whom are directed to cooperate with the Committee's requests.

CHEMUNG FINANCIAL CORPORATION

ANNUAL MEETING OF SHAREHOLDERS - MAY 9, 2007

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

John B. Hintz and Daniel F. Agan, each with power of substitution and with all powers and discretion the undersigned would have if personally present, are hereby appointed the proxies to represent the undersigned at the Annual Meeting of Shareholders of Chemung Financial Corporation, to be held on May 9, 2007 (including any adjournments or postponements thereof) and to vote all shares of Common Stock of Chemung Financial Corporation which the undersigned is entitled to vote on all matters that properly come before the meeting, subject to any directions indicated.

(Continued and to be signed on reverse side)

_______________________________________________________________________

Annual Meeting of Shareholders of

CHEMUNG FINANCIAL CORPORATION

May 9, 2007

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

                          -or-
TELEPHONE - Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
                          -or-

INTERNET - Access www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when you access the web page.
Your telephone or internet vote must be received by 11:59 pm eastern daylight time on May 8, 2007. It is not necessary to return this proxy card if you vote by telephone or internet.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or internet.

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOW HERE ☒
1. Election of Directors
☐ For all Nominees ☐ Withhold Authority For All Nominees ☐ For All Except (see instructions below)	Nominees: ☐ Ronald M. Bentley 3-year term ☐ Robert H. Dalrymple 3-year term ☐ Clover M. Drinkwater 3-year term ☐ Ralph H. Meyer 3-year term ☐ Richard W. Swan 3-year term

This proxy will, when properly executed, be voted as directed.

If no direction is given, this proxy will be voted 'For' the election of all nominees.

In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here ☒

To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

I/We will attend the meeting ☐
Signature of Shareholder Date		Signature of Shareholder Date

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.